                                                                   Exhibit 10.44

                             SECURED PROMISSORY NOTE

$301,000.00                                                San Diego, California

                                                               Date: May 1, 2003

                  FOR VALUE RECEIVED, the undersigned Ryer Enterprises, LLC, a Nevada limited liability company ("Debtor"), promises to pay to the order of Planet Polymer Technologies, Inc., a California corporation ("Holder"), at its office in San Diego, California, or at such other place as may be designated in writing by Holder, the principal sum of Three Hundred One Thousand Dollars ($301,000.00), with no interest thereon (except as stated herein). All sums owing hereunder are payable in lawful money of the United States of America. Any capitalized term not defined herein shall assume the meaning stated in the Security Agreement between Debtor and Holder dated of even date herewith ("Security Agreement").

                  While no interest shall accrue on this Note (except as stated herein) from the date set forth above (the "Commencement Date"), each party hereto shall account for and report on its tax filing to the Internal Revenue Service imputed interest (at the rate of seven percent (7%) per annum), if any, required under applicable tax laws with regards to this Note.

                  The outstanding principal balance of this Note ("Principal"), shall be due and payable in the following installments (each a "Principal Payment"): (a) Twenty Five Thousand Dollars ($25,000.00) on or before May 1, 2003, and (b) Eleven Thousand Five Hundred Dollars ($11,500.00) on or before the first day of each and every month for the period beginning June 1, 2003 through May, 31, 2005, for a period of twenty-four (24) months (the "Period"). If any Monthly Principal Payment hereunder is not paid on or before the fifth calendar day of the month in which it becomes due, Debtor shall pay, at Holder's option, a late or collection charge equal to ten percent (10%) of the amount of such unpaid Monthly Principal Payment. As a consequence of any Default or Event of Default under this Note or the Security Agreement, interest shall accrue at the rate of ten percent (10%) per year (based upon a 360-day year) on the outstanding Principal until such Default or Event of Default is cured.

                  At any time during the Period and so long as Ryer is not in default on any payment due Planet, Ryer has the option to pre-pay the remaining balance on the Purchase Price in full (the "Balance Pre-Payment") by paying to Planet the net present value of the remaining unpaid monthly payments determined using a discount rate equal to the then current yield on Two Year U.S. Treasury Bills ("T-Bill Rate"). The T-Bill rate shall be that rate published in the Wall Street Journal on the third business day preceding the date the Balance Pre-Payment delivered to Planet.

                  This Note is secured by, among other things, the Security Agreement pledging as collateral Debtor's entire interest in the Collateral described therein.

                  If: (a) Debtor fails to pay when due any sums payable hereunder; or (b) a Default occurs under the Security Agreement or under any obligation secured thereby; or (c) the property covered by the Security Agreement or any portion thereof or interest therein, is sold, transferred, mortgaged, assigned, or encumbered, whether voluntarily or involuntarily or by operation of law or otherwise, other than as expressly permitted by Holder in writing; THEN Holder may, at its sole option, declare all sums owing under this Note immediately due and payable; provided, however, that if any document related to this Note provides for automatic acceleration of payment of sums owing hereunder, all sums owing hereunder shall be automatically due and payable in accordance with the terms of that document.

                  If any attorney is engaged by Holder to enforce or construe any provision of this Note or the Security Agreement or as a consequence of any Default or Event of Default under this Note or the Security Agreement, with or without the filing of any legal action or proceeding, then Debtor shall immediately pay on demand all attorneys' fees and all other costs incurred by Holder, together with interest thereon from the date of such demand until paid at the interest rate of ten percent (10%) per year, applied to the Principal hereunder as if such unpaid attorneys' fees and costs had been added to the Principal.

                  No previous waiver and no failure or delay by Holder in acting with respect to the terms of this Note or the Security Agreement shall constitute a waiver of any breach, default, or failure of condition under this Note, the Security Agreement or the obligations secured thereby. A waiver of any term of this Note, any of the Security Agreement or of any of the obligations secured thereby must be made in writing and shall be limited to the express written terms of such waiver. In the event of any inconsistencies between the terms of this Note and the terms of any other document related to the loan evidenced by this Note, the terms of this Note shall prevail.

                  Debtor hereby waives presentment, demand, notice of dishonor, notice of default or delinquency, notice of acceleration, notice of protest and nonpayment, notice of costs, expenses or losses and interest thereon, notice of late charges, and diligence in taking any action to collect any sums owing under this Note or in proceeding against any of the rights or interests in or to properties securing payment of this Note. Time is of the essence with respect to every provision hereof. This Note shall be construed and enforced in accordance with the laws of the State of California, except to the extent that Federal laws preempt the laws of the State of California, and all persons and entities in any manner obligated under this Note consent to the jurisdiction of any Federal or State Court within the State of California, County of San Diego, having proper venue and also consent to service of process by any means authorized by California or Federal law.

                                    DEBTOR:
                                    Ryer Industries, LLC, a Nevada limited
                                    liability company

                                    By:___________________________________

                                    Its: _________________________________

                                                               08/04/2003 Page 1

Compound Period................  :   Monthly

Nominal Annual Rate............  :    7.000%
Effective Annual Rate..........  :    7.229%
Periodic Rate..................  :   0.5833%
Daily Rate.....................  :  0.01918%

CASH FLOW DATA

Event               Start Date           Amount    Number  Period    End Date
--------------------------------------------------------------------------------
1 Loan              05/01/2003         256,853.64     1
2 Payment           06/01/2003          11,500.00    24    Monthly   05/01/2005

AMORTIZATION SCHEDULE - Normal Amortization

      Date             Payment       Interest      Principal      Balance
---------------------------------------------------------------------------
Loan 05/01/2003                                                  256,853.64
   1 06/01/2003       11,500.00      1,498.31      10,001.69     246,851.95
   2 07/01/2003       11,500.00      1,439.97      10,060.03     236,791.92
   3 08/01/2003       11,500.00      1,381.29      10,118.71     226,673.21
   4 09/01/2003       11,500.00      1,322.26      10,177.74     216,495.47
   5 10/01/2003       11,500.00      1,262.89      10,237.11     206,258.36
   6 11/01/2003       11,500.00      1,203.17      10,296.83     195,961.53
   7 12/01/2003       11,500.00      1,143.11      10,356.89     185,604.64
2003 Totals           80,500.00      9,251.00      71,249.00

   8 01/01/2004       11,500.00      1,082.69      10,417.31     175,187.33
   9 02/01/2004       11,500.00      1,021.93      10,478.07     164,709.26
  10 03/01/2004       11,500.00        960.80      10,539.20     154,170.06
  11 04/01/2004       11,500.00        899.33      10,600.67     143,569.39
  12 05/01/2004       11,500.00        837.49      10,662.51     132,906.88
  13 06/01/2004       11,500.00        775.29      10,724.71     122,182.17
  14 07/01/2004       11,500.00        712.73      10,787.27     111,394.90
  15 08/01/2004       11,500.00        649.80      10,850.20     100,544.70
  16 09/01/2004       11,500.00        586.51      10,913.49      89,631.21
  17 10/01/2004       11,500.00        522.85      10,977.15      78,654.06
  18 11/01/2004       11,500.00        458.82      11,041.18      67,612.88
  19 12/01/2004       11,500.00        394.41      11,105.59      56,507.29
2004 Totals          138,000.00      8,902.65     129,097.35

  20 01/01/2005       11,500.00        329.63      11,170.37      45,336.92
  21 02/01/2005       11,500.00        264.47      11,235.53      34,101.39
  22 03/01/2005       11,500.00        198.92      11,301.08      22,800.31
  23 04/01/2005       11,500.00        133.00      11,367.00      11,433.31
  24 05/01/2005       11,500.00         66.69      11,433.31           0.00
2005 Totals           57,500.00        992.71      56,507.29

Grand Totals         276,000.00     19,146.36     256,853.64